                                                                    Exhibit 10.6

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT

      THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), dated as of February 17, 1999, by and between NovaMed Eyecare Management, LLC, a Delaware limited liability company (the "Company"), and Stephen J. Winjum ("Employee").

                             PRELIMINARY RECITALS

      A. The Company is an eye care services company engaged in the business of: (i) providing comprehensive eye care services to eye care providers and businesses ancillary thereto, including, without limitation, providing financial, administrative, information technology, marketing and managed care services to ophthalmic and optometric providers; (ii) owning, operating and/or managing ambulatory surgery centers, refractive centers, excimer lasers, optical dispensaries, wholesale optical laboratories, and an optical supplies and equipment purchasing organization; and (iii) providing clinical research and site management services to the eye care pharmaceutical and device industries (collectively, the "Business").

      B. The Company and Employee entered into an Employment Agreement dated August 21, 1995 (the "Original Agreement").

      C. In consideration for the continued employment of Employee, and the Company's grant to Employee of options to acquire shares of common stock of NovaMed Holdings Inc., the parent company of the Company of even date herewith, the parties hereto desire to amend the terms and conditions of the Original Agreement, all on the terms and conditions set forth herein.

      D. The Company desires to continue to employ Employee, and Employee desires to continue to be employed by the Company, as Chairman, President and Chief Executive Officer of the Company on the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  Employment

      1.1 Engagement of Employee. The Company agrees to continue to employ
          ----------------------
 Employee, and Employee accepts such continued employment by the Company, for the period beginning February 17, 1999 (the "Effective Date") and ending on February 16, 2002 (the "Initial Employment Period"). The Initial Employment Period and any Renewal Period (as hereinafter defined) shall automatically be renewed and extended on the same terms and conditions contained herein for consecutive one-year periods (the "Renewal Periods"), unless not later than sixty (60) days prior to the end of the Initial Employment Period or any Renewal Period, either party shall give written notice to such other party electing to terminate this Agreement. The Initial Employment Period and the Renewal Periods are hereinafter referred to as the "Employment Period." For purposes of this Agreement, any notice of termination electing not to renew this Agreement pursuant to this Section 1.1 shall be deemed: (i) a termination without cause if such notice is delivered by the Company; or (ii) a voluntary termination of employment if such notice is delivered by Employee; provided, however, that if the Employment Period is terminated pursuant to this
Section 1.1 by Employee, then notwithstanding Section 3.3, the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the expiration of the Employment Period (except payment of Employee's Base Salary, Benefits and Special Benefits accrued through the expiration of the Employment Period). Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Article III below.

      1.2 Duties and Powers. During the Employment Period, Employee will have
          -----------------
such responsibilities, duties and authorities, and will render such services or act in such other capacity for the Company and its affiliates as the Board of Directors (the "BOARD") of NovaMed Holdings Inc. ("Holdings"), the manager and parent of the Company (or any designated officer of Holdings or the Company), may from time to time direct. Employee will devote his best efforts, energies and abilities and his full business time, skill and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company, and shall perform the duties and carry out the responsibilities assigned to him, to the best of his ability, in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the Company. Employee acknowledges that his duties and responsibilities will require his full-time business efforts and agrees that during the Employment Period he will not engage in any other business activity or have any business pursuits or interests except activities or interests which do not conflict with the business of the Company, Holdings and any of their affiliated entities or interfere with the performance of Employee's duties hereunder.

      1.3 No Violation. Employee represents and warrants that the execution of
          ------------
this Agreement by Employee and the performance by Employee of his duties as an employee of the Company will not violate, conflict with or result in a breach or default under any agreements, arrangements or understandings to which Employee is or was a party, or by which he is or was bound, nor will the performance of Employee's duties as an employee of the Company be limited, restricted or impaired in any manner as a result of any agreements, arrangements or understandings to which Employee is or was a party.

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                                  ARTICLE II
                                 Compensation

      2.1 Base Salary. During the Employment Period, the Company will pay
          -----------
Employee a base salary at the rate of $250,000 per annum (the "Base Salary"), payable in regular installments in accordance with the Company's general payroll practices for salaried employees. If the Employment Period is terminated pursuant to SECTION 3 (subject to any severance provisions in Section 3.3), Employee's Base Salary for any partial year will be prorated based upon the number of days elapsed in such year during which services were actually performed by Employee. The Board or any designated officer shall perform an annual review of Employee's Base Salary based on Employee's Performance of his duties and the Company's other compensation policies; provided that any increase in the Base Salary shall require approval of the Board.

      2.2 Discretionary Bonus. Following the end of each fiscal year, the Board,
          -------------------
in its sole discretion, may elect to cause the Company to award to Employee a bonus for such year, in an amount to be determined by the Board, based on such performance targets as shall be established, and adjusted from time to time, by the Board's compensation committee.

      2.3 Benefits. In addition to the Base Salary payable to Employee
          --------
hereunder, Employee will be entitled to the following benefits during the Employment Period, unless otherwise altered by the Board with respect to all management employees of the Company (collectively, the "Benefits"):

          (a) hospitalization, disability, life and health insurance, to the extent offered by the Company, and in amounts consistent with Company policy, for all management employees, as reasonably determined by the Board;

          (b) paid vacation each year with salary, consistent with Company policy for all management employees;

          (c) reimbursement for reasonable out-of-pocket business expenses incurred by Employee in the ordinary course of his duties, subject to the Company's policies in effect from time to time with respect to travel, entertainment and other expenses, including without limitation, requirements with respect to reporting and documentation of such expenses;

          (d) other benefit arrangements, including a 401 (K) or similar tax deferral plan, to the extent made generally available by the Company to its management employees; and

          (e) participation in Holdings' Stock Incentive Plan such that Employee is granted options to purchase an amount of the common equity interest in Holdings consistent with the determination of the Board or its Compensation Committee pursuant to such plan.

      2.4 Special Benefits. In addition to the Base Salary payable to Employee
          ----------------
 hereunder and the Benefits Employee is entitled to hereunder, Employee will be entitled to a $750 per month automobile allowance during the Employment Period (the "Special Benefits").

      2.5 Taxes, etc. All compensation payable to Employee hereunder is stated
          ----------
 in gross amount and shall be subject to all applicable withholding taxes, other normal payroll and any other amounts required by law to be withheld.

                                  ARTICLE III
                                  Termination

      3.1 Termination By Employee or the Company. The Employment Period (i)
          ---------------------------------------
 shall automatically terminate immediately upon Employee's resignation or death, or (ii) may be terminated by the Company as set forth herein for Cause or without Cause, or by reason of Employee's Permanent Disability.

      "Cause" as used herein means the occurrence of any of the following events:

          (a) a material breach by Employee of any of the terms and conditions of this Agreement;

          (b) Employee's gross negligence in the performance of his duties or material failure or willful refusal to perform his duties;

          (c) Employee's failure, as notified by the Company in writing, to comply with any of the Company's written guidelines or procedures promulgated by the Company and furnished to Employee, including, without limitation, any guidelines or procedures relating to marketing or community relations; provided that Employee shall have a reasonable period of time during which to cure such failure following the date on which Employee receives the Company's written notice of such failure;

          (d) the determination by the Board in the exercise of its reasonable judgment that Employee has committed an act that materially negatively affects the Company's business or reputation; or

          (e) the determination by the Board in the exercise of its reasonable judgment that Employee has committed an act or acts constituting a felony or other act involving dishonesty, disloyalty or fraud against the Company.

      "Permanent Disability" as used herein shall mean that Employee is unable to perform, with or without reasonable accommodation, by reason of physical or mental incapacity, the essential functions of his or her position. The Board shall determine, according to the facts then available, whether and when a Permanent Disability has occurred. Such determination shall not be arbitrary or unreasonable, and shall be final and binding on the parties hereto.

      3.2 Termination by Employee. Employee has the right to terminate his
          -----------------------
 employment under this Agreement at any time, for any or no reason, upon ninety
 (90) days written notice to the Company.

      3.3 Compensation After Termination.
          ------------------------------

          (a) If the Employment Period is terminated (i) by the Company for Cause or due to the death or Permanent Disability of Employee, (ii) by Employee (including a termination resulting from Employee's election not to renew this Agreement under Section 1.1 hereof), then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date (except payment of Employee's Base Salary accrued through the date of termination or expiration), and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under Article IV hereof) at law or in equity;

          (b) If the Employment Period is terminated by the Company without Cause (including a termination resulting from the Company's election not to renew this Agreement under Section 1.1 hereof), the Employee shall be entitled to receive Severance Pay (as hereinafter defined) for a period of eighteen (18) months, payable in regular installments in accordance with the Company's general payroll practices for salaried employees. Receipt of Severance Pay is contingent upon Employee executing and adhering to a release of all employment claims in a form acceptable to the Company. The Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination date, and the Company shall continue to have all other rights available hereunder (including without limitation, all rights under Article IV hereof) at law or in equity.

          (c) For purposes of this Agreement, "Severance Pay" shall include (i) Employee's Base Salary hereunder, (ii) the bonus that Employee would have received under SECTION 2.2 hereof at the end of the year during which termination without cause occurs had such termination not occurred, which bonus shall be prorated to cover the severance period set forth in Section 3.3(b) hereof, and (iii) continuation of the Benefits for the severance period set forth in Section 3.3(b) hereof.

                                  ARTICLE IV
                             Restrictive Covenants

      4.1 Employee's Acknowledgment. Employee acknowledges that:
          -------------------------

          (a) the Company is and will be engaged in the Business during the Employment Period and thereafter;

          (b) Employee is one of a limited number of persons who will be developing the Business;

          (c) Employee will occupy a position of trust and confidence with the Company after the date of this Agreement, and during such period and Employee's employment under this Agreement, Employee will become familiar with the Company's trade secrets and with other proprietary and confidential information concerning the Company and the Business;

          (d) the agreements and covenants contained in this Article IV are essential to protect the Company and the goodwill of the Business and are a condition precedent to the Company entering into this Agreement;

          (e) Employee's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Agreement;

          (f) Employee has means to support himself and his dependents other than by engaging in the Business, or a business similar to the Business, and the provisions of this Article IV will not impair such ability; and

          (g) for purposes of this Article IV, the term "Company" shall include the Company, Holdings and any of their respective subsidiaries and affiliates.

      4.2 Non-Compete. Employee hereby agrees that for a period commencing on
          -----------
the date hereof and ending on the date of termination or expiration of his employment with the Company for any reason (the "TERMINATION DATE"), and thereafter, through the period ending on the first anniversary of the Termination Date (collectively, the "Restrictive Period"), he shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Company) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in any element of the Business anywhere within a 100-mile radius of the Chicago metropolitan area or within a 100-mile radius of any area (or in the event such area is a major city, the metropolitan area relating to such city) in which the Company on the Termination Date engages in any element of the Business (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Employee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Employee is not involved in the business of said corporation and if Employee and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of 3% of the stock of such corporation. With respect to the Territory, Employee specifically acknowledges that the Company intends to expand the Business into and throughout the United States.

     4.3 Interference with Relationships. Without limiting the generality of the
         -------------------------------
provisions of Section 4.2 hereof, Employee hereby agrees that, during the Restrictive Period, he will not, directly or indirectly, solicit or encourage, or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, in any business which solicits or encourages (a) any person, firm, corporation or other entity which has executed, or proposes to execute, a management services agreement with the Company at any time during the term of this Agreement, or from any successor in interest to any such person, firm, corporation or other entity, for the purpose of securing business or contracts related to any element of the Business, or (b) any present or future customer or patient of the Company or any of its affiliated practices to terminate or otherwise alter his, her or its relationship with the Company or such affiliated practice; provided, however, that nothing contained herein shall be construed to prohibit or restrict Employee from soliciting business from any such parties on behalf of the Company in performance of his duties as an employee of the Company required under and as specifically contemplated by Section 1.2 above.

     4.4 Nonsolicitation. Other than in the performance of his duties hereunder,
         ---------------
during the Restrictive Period, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, employ or engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by the Company or any of its affiliated practices during the Restrictive Period, or otherwise seek to influence or alter any such person's relationship with the Company.

     4.5 Confidential Information. Other than in the performance of his duties
         ------------------------
hereunder, during the Restrictive Period and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company or the Business, including but not limited to any technical or non-technical data, formulae, compilations, programs, devices, methods, techniques, designs, processes, procedures, improvements, models, manuals, financial data, acquisition strategies and information, information relating to operating procedures and marketing strategies, and any other proprietary information used by the Company in connection with the Business, irrespective of its form; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

     4.6 Inventions and Discoveries.
         --------------------------

          (a) Employee understands and agrees that all inventions, discoveries, ideas, improvements, whether patentable, copyrightable or not, pertaining to the Business of the Company or relating to the Company's actual or demonstrably anticipated research, development or inventions (collectively, "Inventions and Discoveries") that result from any work performed by Employee solely or jointly with others for the Company which Employee, solely or jointly with others, conceives, develops, or reduces to practice during the course of Employee's employment with the Company, are the sole and exclusive property of the Company. Employee will promptly disclose all such matters to the Company and will assist the Company in obtaining legal protection for Inventions and Discoveries. Employee hereby agrees on behalf of himself, his executors, legal representatives and assignees that he will assign, transfer and convey to the Company, its successors and assigns the Inventions and Discoveries.

          (b) THE COMPANY AND EMPLOYEE ACKNOWLEDGE AND AGREE THAT SECTION 4.6(a) SHALL NOT APPLY TO AN INVENTION OF EMPLOYEE FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY OR TRADE SECRET INFORMATION OF THE COMPANY WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON EMPLOYEE'S OWN TIME, UNLESS (A) THE INVENTION RELATED (I) TO THE BUSINESS OF THE COMPANY OR (II) TO THE COMPANY'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (B) THE INVENTION RESULTS FROM ANY WORK PERFORMED BY EMPLOYEE FOR THE COMPANY. EMPLOYEE AND THE COMPANY FURTHER ACKNOWLEDGE AND AGREE THAT SECTION 4.6(a) SHALL NOT APPLY TO ANY INVENTIONS OR WORK PRODUCT DEVELOPED OR VESTED BY EMPLOYEE PRIOR TO THE EFFECTIVE DATE.

          (c) EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS SECTION 4.6 AND FULLY UNDERSTANDS THE LIMITATIONS WHICH IT IMPOSES UPON HIM AND HAS RECEIVED A DUPLICATE COPY OF THIS AGREEMENT FOR HIS RECORDS.

     4.7  Blue-Pencil. If any court of competent jurisdiction shall at any time
          -----------
deem the term of this Agreement or any particular Restrictive Covenant (as defined) too lengthy or the Territory too extensive, the other provisions of this Section 4 shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or Territory to permiissible duration or size.

     4.8  Remedies. Employee acknowledges and agrees that the covenants set
          --------
forth in this Section 4 (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said Restrictive Covenants, and that in the event of Employee's actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

                                   ARTICLE V
                                 Miscellaneous

      5.1 Notices. Any notice provided for in this Agreement must be in writing
          -------
and must be either (i) personally delivered, (ii) mailed by registered or certified first class mail, prepaid with return receipt requested or (iii) sent by a recognized overnight courier service, to the recipient at the address below indicated:

           To the Company:

                NovaMed Eyecare Management, LLC
                980 N. Michigan Avenue
                Suite 1620
                Chicago, IL 60611
                Attention:   Stephen J. Winjum
                             John W. Lawrence, Jr.

           with a copy to:

                Katten Muchin & Zavis
                525 W. Monroe Street, Suite 1600
                Chicago, Illinois 60661-3693
                Attention: Steven V. Napolitano, Esq.

           To Employee:

                Stephen J. Winjum
                ____________________________________
                ____________________________________

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given (a) on the date such notice is personally delivered, (b) three (3) days after the date of mailing if sent by certified or registered mail, or (c) one (1) day after the date such notice is delivered to the overnight courier service if sent by overnight courier.

     5.2 Severability. Whenever possible, each provision of this Agreement will
         --------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed,

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construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      5.3  Entire Agreement. This Agreement, those documents expressly referred
           ----------------
to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      5.4  Counterparts. This Agreement may be executed on separate
           ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

      5.5  Successors and Assigns. This Agreement is intended to bind and inure
           ----------------------
to the benefit of and be enforceable by Employee and the Company and their respective successors and permitted assigns. Employee may not assign any of his rights or obligations hereunder without the written consent of the Company.

      5.6  No Strict Construction. The language used in this Agreement will be
           ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

      5.7  Amendments and Waivers. Any provision of this Agreement may be
           ----------------------
amended or waived only with the prior written consent of the Company and Employee.

      5.8  Governing Law. This Agreement shall be construed and enforced in
           -------------
accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Illinois, without giving effect to provisions thereof regarding conflict of laws.

      5.9  Income Tax Treatment. Employee and the Company acknowledge that it is
           --------------------
the intention of the Company to deduct all amounts paid under this Agreement as ordinary and necessary business expenses for income tax purposes. Employee agrees and represents that he will treat all such amounts as ordinary income for income tax purposes, and should he report such amounts as other than ordinary income for income tax purposes, he will indemnify and hold the Company harmless from and against any and all taxes, penalties, interest, costs and expenses, including reasonable attorneys' and accounting fees and costs, which are incurred by Company directly or indirectly as a result thereof.

     5.10  CONSENT TO JURISDICTION. THE COMPANY AND EMPLOYEE HEREBY CONSENT TO
           -----------------------
THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREE THAT SUBJECT TO THE COMPANY'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT

SHALL BE LITIGATED IN SUCH COURTS. EMPLOYEE ACCEPTS FOR HIMSELF AND IN CONNECTION WITH HIS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

     5.11  WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY WAIVE THEIR
           --------------------
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE PARTIES HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, DISCRIMINATION CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND EMPLOYEE FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH THEIR RESPECTIVE LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first above written.

                             COMPANY:
                             -------

                             NovaMed Eyecare Management, LLC, a Delaware limited liability company


                             By: /s/ Ronald G. Eidell
                                ---------------------
                                Ronald G. Eidell
                                Executive Vice President and
                                Chief Financial Officer


                             EMPLOYEE:
                             ---------

                             /s/ Stephen J. Winjum
                             _____________________
                             Stephen J. Winjum